SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Commission File No. 1-7797

                                  ------------

                          July 9, 1999 (June 30,  1999) (Date of Report (date of
               earliest event reported))


                                 PHH Corporation
             (Exact name of Registrant as specified in its charter)

           Maryland                                            52-0551284
(State or other jurisdiction                               (I.R.S. Employer
     of incorporation or                                Identification Number)
         organization)

         6 Sylvan Way
    Parsippany, New Jersey                                        07054
(Address of principal executive                                 (Zip Code)
           office)

                                 (973) 428-9700
              (Registrant's telephone number, including area code)

                                 Not Applicable
       (Former name, former address and former fiscal year, if applicable)

Item 2.       Disposition of Assets

References  to  "PHH",   "Company"  and  "we"  means  PHH  Corporation  and  its
subsidiaries.

On June 30, 1999, pursuant to Cendant Corporation's (the "Parent Company") program to divest non-strategic businesses and assets, we completed the disposition of our Fleet Management Segment, which includes PHH Vehicle Management Services Corporation, Cendant Business Answers (Europe) Plc, The Harpur Group, Ltd. and Wright Express Corporation, pursuant to an agreement between Avis Rent A Car, Inc. ("ARAC") and us. Pursuant to the agreement, ARAC acquired our Fleet Management Segment through the repayment in cash of $1.44 billion of assumed intercompany debt and the issuance of $360 million of convertible preferred stock of Avis Fleet Leasing and Management Corporation ("Avis Fleet"), a wholly-owned subsidiary of ARAC. The convertible preferred stock of Avis Fleet is convertible into common stock of ARAC at our option upon the satisfaction of certain conditions, including the per share price of ARAC Class A common stock equaling or exceeding $50 per share and the Fleet Management Segment attaining certain EBITDA (earnings before interest, taxes, depreciation and amortization) thresholds, as defined. There are additional circumstances upon which the shares of Avis Fleet convertible preferred stock are automatically or mandatorily convertible into ARAC common stock. The transaction follows a competitive bidding process undertaken by Chase Securities Inc., our financial advisor.

We have one designee currently on the ARAC Board of Directors. The Parent Company beneficially owns approximately 19% of the currently outstanding Class A common stock of ARAC. If all of the Avis Fleet convertible preferred stock was converted into common stock of ARAC, the Parent Company would own approximately 34% of ARAC's outstanding common equity (and, therefore, we would own approximately 15% of ARAC's outstanding common equity), although the Parent Company's voting interest would be limited, in most instances, to 20%. The Parent Company also licenses the Avis trademark to ARAC pursuant to a 50-year master license agreement and receives royalty fees based upon 4% of ARAC revenue, escalating to 4.5% of ARAC revenue over a 5-year period. In addition, the Parent Company operates the telecommunications and computer processing system which services ARAC for reservations, rental agreement processing, accounting and fleet control for which the Parent Company charges ARAC at cost. We and the Parent Company entered into certain licensing and services agreements with ARAC and Avis Fleet in connection with our aforementioned Fleet Management Segment disposition.


As a result of the disposition we will classify our Fleet Management Segment as a discontinued operation in current and prior periods when we report financial information. In connection with the disposition of our Fleet Management Segment, we expect to record an after-tax gain on sale of discontinued operations of approximately $850 million in the second quarter of 1999.

Item 7.           EXHIBITS


Exhibit No.       Description
-----------       -------------------------------------------------------------

    99.1 Press Release: Cendant Corporation Completes Divestiture of Fleet Segment; Avis Rent A Car, Inc. Acquires the Company's Fleet Segment for $1.8 Billion

                                    SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                    PHH CORPORATION


                                    BY: /s/ David M. Johnson
                                            David M. Johnson
                                            Senior Executive Vice President
                                            and Chief Financial Officer




   Date:   July 9, 1999

                                 PHH CORPORATION
                           CURRENT REPORT ON FORM 8-K
                    REPORT DATED JULY 9, 1999 (JUNE 30, 1999)

                                  EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION
-----------    ----------------------------------------------------------------

   99.1 Press release: Cendant Corporation Completes Divestiture of Fleet Segment; Avis Rent A Car, Inc. Acquires the Company's
               Fleet Segment for $1.8 Billion